Exhibit 99

SILICON LABS REPORTS RECORD REVENUE

— Company Delivers 15 Percent Revenue Growth in 2012 —

AUSTIN, Texas — Jan. 30, 2013 — Silicon Labs (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today reported record revenue for the fourth quarter and the full year. Revenue of $563.3 million for 2012 was an impressive 15 percent increase compared to 2011.

Financial Highlights

Fourth quarter revenue of $152.5 million was up 20 percent compared to the same period last year. On a GAAP-basis, gross margin improved meaningfully to 61.4 percent.  R&D investment increased to $36.0 million, and SG&A expense increased to $32.3 million. Resulting GAAP operating income decreased to 16.6 percent. Diluted GAAP earnings per share increased to $0.44. For all of 2012, GAAP gross margin was 60 percent and operating expenses increased only slightly by two percent to $252.3 million, resulting in a five hundred basis point improvement in operating margin to 15.2 percent. GAAP earnings increased therefore by 86 percent to $1.47.

The following non-GAAP results exclude the impact of stock compensation and other one-time items. Gross margin improved to 61.6 percent for the quarter. Operating expenses increased to 39.5 percent of revenue. R&D increased to $32.7 million, and SG&A increased to $27.5 million due to increasing product and sales activity as well as higher variable compensation driven by the outperformance for the quarter. Operating income for the quarter was a record for the year at 22.1 percent. Diluted earnings per share for the quarter were 61 cents, a 24 percent year-over-year increase.

For all of 2012, Silicon Labs reduced operating expenses to 40.3 percent of revenue and improved operating income to 20.7 percent of revenue. Diluted earnings per share increased by 20 percent to $2.16. Reconciling charges are set forth in the financial measures table included below.

The company repurchased 245 thousand shares of stock and ended the quarter with $293 million in cash, cash equivalents and investments due to continued healthy cash flow from operations.

Business Highlights

The company’s strong performance in 2012 was driven by high growth in the Broadcast and Broad-based products.  Broadcast growth was driven by the rapid adoption of the company’s TV tuner products, which represented one third of the TV market in 2012.  The Broad-based products, which grew more than 30 percent in 2012, significantly outgrew their end markets as the company added customers and expanded its sales channel.

In the fourth quarter, the Broad-based business was up as expected driven by a record quarter for the Timing products. Timing strength came from new business in consumer and embedded applications, a direct result of the company’s investments to broaden the portfolio. The MCU products were up more than 45 percent year over year due to growth from strong organic execution and from a recent acquisition. The Broadcast business exceeded expectations due to record revenue for the company’s video products. The Access business also grew sequentially in the fourth quarter.

“We had an excellent year in 2012, achieving record revenue levels and increasing our market share,” said Tyson Tuttle, president and CEO of Silicon Laboratories. “We are addressing very large markets with a growing portfolio of differentiated products, we have a record backlog of design wins, and we believe that as we continue to execute, this will enable growth in 2013 and beyond.”

The company expects revenue for the first quarter to be down sequentially four to eight percent.

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available simultaneously on Silicon Labs’ website under Investor Relations (www.silabs.com).  A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or +1 (404) 537-3406 (international) and by entering 39714732. The replay will be available through February 13.

About Silicon Labs

Silicon Labs is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications. Silicon Labs’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with expertise in cutting-edge mixed-signal design. The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Labs, please visit www.silabs.com.

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; inventory-related risks; risks associated with acquisitions; difficulties managing international activities; difficulties managing our manufacturers and subcontractors; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; risks associated with divestitures; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Labs’ filings with the SEC. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Labs, Shannon Pleasant, (512) 464 9254, shannon.pleasant@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

 (In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011
Revenues	$152,461	$126,692	$563,294	$491,625
Cost of revenues	58,835	49,513	225,277	193,179
Gross margin	93,626	77,179	338,017	298,446
Operating expenses:
Research and development	36,009	34,705	137,952	135,953
Selling, general and administrative	32,315	27,251	114,390	112,419
Operating expenses	68,324	61,956	252,342	248,372
Operating income	25,302	15,223	85,675	50,074
Other income (expense):
Interest income	235	427	1,338	1,859
Interest expense	(850)	(23)	(1,149)	(37)
Other income (expense), net	(323)	152	484	444
Income before income taxes	24,364	15,779	86,348	52,340
Provision for income taxes	5,669	2,974	22,800	16,868

Net income	$18,695	$12,805	$63,548	$35,472

Earnings per share:
Basic	$0.45	$0.31	$1.51	$0.82
Diluted	$0.44	$0.29	$1.47	$0.79

Weighted-average common shares outstanding:
Basic	41,705	41,979	42,136	43,421
Diluted	42,641	43,410	43,106	44,832

 Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended December 29, 2012
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Termination Costs and Impairments	Acquisition Related Items	Non- GAAP Measure	Non- GAAP Percent of Revenue
Revenues	$152,461

Gross margin	93,626	61.4%	$268	$—	$—	$93,894	61.6%

Research and development	36,009	23.6%	3,006	262	—	32,741	21.5%

Selling, general and administrative	32,315	21.2%	4,106	1,967	(1,253)	27,495	18.0%

Operating expenses	68,324	44.8%	7,112	2,229	(1,253)	60,236	39.5%

Operating income	25,302	16.6%	7,380	2,229	(1,253)	33,658	22.1%

	Three Months Ended December 29, 2012
Non-GAAP Diluted Earnings Per Share	GAAP Measure	Stock Compensation Expense	Termination Costs and Impairments	Acquisition Related Items	Non- GAAP Measure
Net income	$18,695	$6,667	$1,829	$(1,253)	$25,938

Diluted shares outstanding	42,641	—	—	—	42,641

Diluted earnings per share	$0.44				$0.61

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Continued)

	Year Ended December 29, 2012
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense*	Termination Costs and Impairments	Acquisition Related Items	Headquarters Purchase	Non-GAAP Measure	Non- GAAP Percent of Revenue
Revenues	$563,294

Operating expenses	252,342	44.8%	$28,038	$6,735	$(1,361)	$(8,113)	$227,043	40.3%

Operating income	85,675	15.2%	29,244	6,735	3,105	(8,113)	116,646	20.7%

	Year Ended December 29, 2012
Non-GAAP Diluted Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Termination Costs and Impairments	Acquisition Related Items	Headquarters Purchase	Release of Unrecognized Tax Benefits	Non- GAAP Measure
Net income	$63,548	$25,578	$4,561	$11,932	$(5,274)	$(7,265)	$93,080

Diluted shares outstanding	43,106	—	—	—	—	—	43,106

Diluted earnings per share	$1.47						$2.16

* Excludes stock compensation recognized in connection with terminations costs for our former CEO.

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	December 29, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$105,426	$94,964
Short-term investments	176,565	212,526
Accounts receivable, net of allowances for doubtful accounts of $670 at December 29, 2012 and $725 at December 31, 2011	78,023	55,351
Inventories	49,579	34,778
Deferred income taxes	16,652	11,563
Prepaid expenses and other current assets	41,437	43,867
Total current assets	467,682	453,049
Long-term investments	11,369	17,477
Property and equipment, net	135,271	25,141
Goodwill	130,265	115,489
Other intangible assets, net	90,750	60,005
Other assets, net	36,629	34,830
Total assets	$871,966	$705,991

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$29,622	$26,354
Current portion of long-term debt	5,000	—
Accrued expenses	40,410	30,857
Deferred income on shipments to distributors	30,259	24,962
Income taxes	1,087	665
Total current liabilities	106,378	82,838
Long-term debt	95,000	—
Other non-current liabilities	20,615	24,214
Total liabilities	221,993	107,052
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.0001 par value; 250,000 shares authorized; 41,879 and 42,068 shares issued and outstanding at December 29, 2012 and December 31, 2011, respectively	4	4
Additional paid-in capital	10,122	14,749
Retained earnings	640,793	586,653
Accumulated other comprehensive loss	(946)	(2,467)
Total stockholders’ equity	649,973	598,939
Total liabilities and stockholders’ equity	$871,966	$705,991

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended
	December 29, 2012	December 31, 2011
Operating Activities
Net income	$63,548	$35,472
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	13,621	13,570
Net gain on the purchase of property and equipment	(8,457)	—
Amortization of other intangible assets and other assets	14,154	11,030
Impairment of long-lived assets	708	1,322
Stock-based compensation expense	31,176	36,115
Income tax benefit from employee stock-based awards	1,827	2,814
Excess income tax benefit from employee stock-based awards	(1,294)	(2,404)
Deferred income taxes	4,725	(445)
Changes in operating assets and liabilities:
Accounts receivable	(20,743)	(8,562)
Inventories	(13,056)	5,334
Prepaid expenses and other assets	10,629	(5,948)
Accounts payable	7,217	(2,176)
Accrued expenses	(3,812)	(1,320)
Deferred income on shipments to distributors	4,623	(1,915)
Income taxes	(7,816)	5,855
Net cash provided by operating activities	97,050	88,742

Investing Activities
Purchases of available-for-sale investments	(192,450)	(178,676)
Proceeds from sales and maturities of marketable securities	235,517	193,474
Purchases of property and equipment	(102,043)	(8,690)
Purchases of other assets	(8,508)	(4,018)
Acquisitions of businesses, net of cash acquired	(71,852)	(27,262)
Net cash used in investing activities	(139,336)	(25,172)

Financing Activities
Proceeds from issuance of common stock, net of shares withheld for taxes	15,148	7,660
Excess income tax benefit from employee stock-based awards	1,294	2,404
Repurchases of common stock	(62,019)	(110,063)
Proceeds from issuance of long-term debt, net	98,325	—
Payments on debt	—	(7,174)
Net cash provided by (used in) financing activities	52,748	(107,173)

Increase (decrease) in cash and cash equivalents	10,462	(43,603)
Cash and cash equivalents at beginning of period	94,964	138,567
Cash and cash equivalents at end of period	$105,426	$94,964

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